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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the captions "Experts" and "Change of Accountants" and to the use of our report dated January 28, 1998, except for Note 11, as to which the date is May 26, 1998, in the Registration Statement (Form S-4) and related Prospectus of Steel Heddle Group, Inc. for the registration of $29,250,000 in Series B 13 3/4% Senior Discount Debentures due 2009.

                                        /s/ Ernst & Young LLP


Greenville, S.C.
August 6, 1998